EXHIBIT 99.1

Heritage-Crystal Clean, Inc. Announces 2012 Second Quarter Financial Results

ELGIN, Ill., July 25, 2012 (GLOBE NEWSWIRE) -- Heritage-Crystal Clean, Inc. (Nasdaq:HCCI), a leading provider of parts cleaning, used oil re-refining, and hazardous and non-hazardous waste services primarily focused on small and mid-sized customers, today announced results for the second quarter and first half of fiscal 2012 which ended June 16, 2012.

Second quarter highlights include:

  Sales increased 94.8%, to $62.3 million, compared to $32.0 million in the second quarter of fiscal 2011. For the first half of fiscal 2012, sales increased 85.8% to $112.8 million, compared to $60.7 million in the first half of fiscal 2011.
  Earnings per share was $0.07 in the second quarter of fiscal 2012 compared to basic and diluted earnings per share of $0.05 in the second quarter of fiscal 2011.
  Our Environmental Services (ES) segment includes parts cleaning, containerized waste, and vacuum services. During the second quarter, ES sales increased $4.4 million, or 15.9% compared to the second quarter of fiscal 2011, primarily from organic growth. During the first half of fiscal 2012, ES sales increased $8.8 million, or 16.4% when compared to the first half of fiscal 2011.
  Same-branch sales for our ES segment increased 12.4% for the quarter, measured for the 66 branches that were in operation throughout both the second quarters of 2012 and 2011. For the first half of fiscal 2012, same-branch sales increased 13%, measured for the 66 branches that were in operation for the first half of both 2012 and 2011.
  Average sales per working day in our ES segment was approximately $545,000, compared to $470,000 in the second quarter of fiscal 2011 and compared to $515,000 in the first quarter of fiscal 2012.
  Our Oil Business (OB) segment includes used oil collection and re-refining activities. During the second quarter of fiscal 2012, OB sales increased $25.9 million, to $30.2 million from $4.3 million in the second quarter of fiscal 2011, reflecting sales of base oil, intermediate products, and byproducts from our used oil re-refinery in Indianapolis. During the first half of fiscal 2012, OB sales increased $43.3 million, or 622%.

The Company's Founder, President and Chief Executive Officer, Joe Chalhoub, commented, "We are very pleased with the continued growth in our Environmental Services and Oil Business segments through the first half of 2012. Our growth was driven in part by our ability to add new customers. As of the end of the second quarter we were servicing over 73,000 customer locations."

Chalhoub added: "We continued our aggressive rollout of used oil collection trucks during the quarter. The addition of new collection routes allowed us to increase the quantity of used oil collected up to an annualized rate of 36 million gallons of used oil at the end of the second quarter."

Chalhoub also noted: "We are pleased with the overall operation of the Indianapolis, IN re-refinery as we continue to ramp up production. We were able to feed 10.3 million gallons of used oil into the facility during the second quarter and continue to produce and sell intermediate and base oil products. We expect to increase the volume of base oil produced in the coming quarters and look forward to the added value derived from the sales of this product."

Mr. Mark DeVita, Chief Financial Officer stated, "In our Environmental Services segment we saw strong double digit revenue growth versus the same quarter last year. This includes strong same branch sales and also reflects gains across all three main Environmental Services segment businesses."

DeVita added: "We have been working to improve margins in the Environmental Services segment. Our profit before corporate SG&A in the Environmental Services segment for the second quarter improved to 22.5% compared to 17.0% for the first quarter of 2012. This improvement is a result of improved labor productivity, increased leveraging of our fixed costs, and improved management of our solvent."

DeVita also noted: "The revenues in our Oil Business segment continue to grow as we ramp up our internal collection volumes, re-refinery operations, and base oil sales. The revenue growth was achieved despite a decrease in market prices for our re-refinery products near the end of the quarter. Unfortunately we experienced a decrease in the value of our used oil inventory near the end of the second quarter due to a reduction in the value of crude oil. This decrease negatively impacted our margins in the segment and our EPS during the quarter by $0.02 per share."

 Safe Harbor Statement

All references to the "Company,""we,""our," and "us" refer to Heritage-Crystal Clean, Inc., and its subsidiary.

This release contains forward-looking statements that are based upon current management expectations. Generally, the words "aim," "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "project," "should," "will," "will be," "will continue," "will likely result," "would" and similar expressions identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements or industry results to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. These risks, uncertainties and other important factors include, among others: the used oil re-refinery does not perform as anticipated; we are unable to generate sufficient funds to support our used oil re-refinery; we are unable to collect sufficient used oil to run our used oil re-refinery at full capacity; the used oil re-refinery may not generate the operating results that we anticipate; we do not realize the anticipated benefits from our acquisitions; our ability to comply with the extensive environmental, health and safety and employment laws and regulations that our Company is subject to; changes in environmental laws that affect our business model; competition; claims relating to our handling of hazardous substances; the limited demand for our used solvent; our dependency on key employees; our ability to effectively manage our extended network of branch locations; warranty expense and liability claims; personal injury litigation; dependency of suppliers; economic conditions including the recent recession and financial crisis, and downturns in the business cycles of automotive repair shops, industrial manufacturing business and small businesses in general; increased solvent, fuel and energy costs and volatility in the price of crude oil; the control of The Heritage Group over our Company; and the risks identified in our Annual Report on Form 10-K filed with the SEC on February 29, 2012 and subsequent filings with the SEC. Given these uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. We assume no obligation to update or revise them or provide reasons why actual results may differ. The information in this release should be read in light of such risks and in conjunction with the consolidated financial statements and the notes thereto included elsewhere in this release.

About Heritage-Crystal Clean, Inc.

Heritage-Crystal Clean, Inc. provides parts cleaning, used oil re-refining, and hazardous and non-hazardous waste services to small and mid-sized customers in both the manufacturing and automotive service sectors. Our service programs include parts cleaning, containerized waste management, used oil collection and re-refining, and vacuum truck services. These services help our customers manage their used chemicals and liquid and solid wastes, while also helping to minimize their regulatory burdens. Our customers include businesses involved in vehicle maintenance operations, such as car dealerships, automotive repair shops, and trucking firms, as well as small manufacturers, such as metal product fabricators and printers. Through our used oil re-refining program, we recycle used oil into high quality lubricating base oil, and we are a supplier to firms that produce and market finished lubricants. Heritage-Crystal Clean, Inc. is headquartered in Elgin, Illinois, and operates through 71 branches serving over 73,000 customer locations.

The Heritage-Crystal Clean, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4974

Conference Call

The Company will host a conference call on Thursday July 26, 2012 at 9:30 AM Central Time, during which management will make a brief presentation focusing on the Company's operations and financial results. Interested parties can listen to the audio webcast available through our company website, http://www.crystal-clean.com/investor/FinancialReleases.asp, and can participate in the call by dialing (720) 545-0014.

The Company uses its website to make available information to investors and the public at www.crystal-clean.com.

Heritage-Crystal Clean, Inc.
Consolidated Balance Sheets
(In Thousands, Except Share and Par Value Amounts)
(Unaudited)

	June 16, 2012	December 31, 2011
ASSETS

Current Assets:
Cash and cash equivalents	$ 50,573	$ 2,186
Accounts receivable - net	25,003	17,047
Income tax receivables - current	715	1,040
Inventory - net	28,449	21,260
Deferred income taxes	986	986
Other current assets	2,464	1,955
Total Current Assets	108,190	44,474
Property, plant and equipment - net	69,135	66,653
Equipment at customers - net	17,377	16,408
Goodwill	1,798	1,798
Software and intangible assets - net	4,505	4,469
Income tax receivables - noncurrent	—	254
Total Assets	$ 201,005	$ 134,056

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$ 18,584	$ 21,266
Accrued salaries, wages, and benefits	3,061	2,930
Taxes payable	1,305	1,121
Current maturities of long-term debt	1,553	1,053
Other accrued expenses	2,290	2,562
Total Current Liabilities	26,793	28,932
Term Loan	19,000	19,500
Long-term debt, less current maturities	1,081	1,338
Contingent Consideration, less current portion	838	1,027
Deferred income taxes	5,526	4,706
Total Liabilities	$ 53,238	$ 55,503

STOCKHOLDERS' EQUITY:

Common stock - 22,000,000 shares authorized at $0.01 par value, 18,052,701 and 14,448,331 shares issued and outstanding at June 16, 2012 and December 31, 2011, respectively	181	144
Additional paid-in capital	140,754	73,065
Retained earnings	6,832	5,344
Total Stockholders' Equity	147,767	78,553
Total Liabilities and Stockholders' Equity	$ 201,005	$ 134,056

Heritage-Crystal Clean, Inc.
Consolidated Statements of Income
(In Thousands, Except per Share Amounts)
(Unaudited)

	Second Quarter Ended,		First Half Ended,
	June 16, 2012	June 18, 2011	June 16, 2012	June 18, 2011

Sales	$ 62,271	$ 31,968	$ 112,780	$ 60,707
Operating expenses -
Operating costs	51,908	24,729	94,245	47,241
Selling, general and administrative expenses	6,237	4,815	11,994	9,356
Depreciation and amortization	1,911	1,215	3,683	2,325
Gain on disposal of fixed assets	(2)	(12)	(2)	(12)
Operating income	2,217	1,221	2,860	1,797
Interest expense - net	146	10	333	14
Income before income taxes	2,071	1,211	2,527	1,783
Provision for income taxes	853	492	1,039	726
Net income	$ 1,218	$ 719	$ 1,488	$ 1,057

Net income per share: basic	$ 0.07	$ 0.05	$ 0.10	$ 0.07
Net income per share: diluted	$ 0.07	$ 0.05	$ 0.09	$ 0.07

Number of weighted average shares outstanding: basic	16,689	14,306	15,588	14,277
Number of weighted average shares outstanding: diluted	17,140	14,750	16,050	14,583

Heritage-Crystal Clean, Inc.
Reconciliation of Operating Segment Information
(In Thousands)
(Unaudited)

	Second Quarter Ended, June 16, 2012
	Environmental Services	Oil Business	Corporate and Eliminations	Consolidated

Sales	$ 32,047	$ 30,224	$ —	$ 62,271
Operating expenses -
Operating costs	23,769	28,139	—	51,908
Operating depreciation and amortization	1,079	688		1,767
Profit before corporate selling, general and administrative expenses	7,199	1,397	—	8,596
Selling, general and administrative expenses	—	—	6,237	6,237
Depreciation and amortization from selling, general and administrative expenses	—	—	144	144
Total selling, general and administrative expenses			6,381	6,381
Gain on disposal of fixed assets			(2)	(2)
Operating income				2,217
Interest expense - net	—	—	146	146
Income (loss) before income taxes				2,071
Provision for income taxes	—	—	853	853
Net income (loss)				$ 1,218

	Second Quarter Ended, June 18, 2011
	Environmental Services	Oil Business	Corporate and Eliminations	Consolidated

Sales	$ 27,641	$ 4,327	$ —	$ 31,968
Operating expenses -
Operating costs	20,051	4,678	—	24,729
Operating depreciation and amortization	959	89	—	1,048
Profit (loss) before corporate selling, general and administrative expenses	6,631	(440)		6,191
Selling, general and administrative expenses	—	—	4,815	4,815
Depreciation and amortization from selling, general and administrative expenses	—	—	167	167
Total selling, general and administrative expenses			4,982	4,982
Gain on disposal of fixed assets			(12)	(12)
Operating income				1,221
Interest expense - net	—	—	10	10
Income before income taxes				1,211
Provision for income taxes	—	—	492	492
Net income				$ 719

	First Half Ended, June 16, 2012
	Environmental Services	Oil Business	Corporate and Eliminations	Consolidated

Sales	$ 62,560	$ 50,220	$ —	$ 112,780
Operating expenses -
Operating costs	48,068	46,177	—	94,245
Operating depreciation and amortization	2,111	1,291	—	3,402
Profit before corporate selling, general and administrative expenses	12,381	2,752	—	15,133
Selling, general and administrative expenses	—	—	11,994	11,994
Depreciation and amortization from selling, general and administrative expenses	—	—	281	281
Total selling, general and administrative expenses			12,275	12,275
Gain on disposal of fixed assets			(2)	(2)
Operating income				2,860
Interest expense - net	—	—	333	333
Income (loss) before income taxes				2,527
Provision for income taxes	—	—	1,039	1,039
Net income (loss)				$ 1,488

	First Half Ended, June 18, 2011
	Environmental Services	Oil Business	Corporate and Eliminations	Consolidated

Sales	$ 53,753	$ 6,954	$ —	$ 60,707
Operating expenses -
Operating costs	39,197	8,044	—	47,241
Operating depreciation and amortization	1,894	127	—	2,021
Profit before corporate selling, general and administrative expenses	12,662	(1,217)		11,445
Selling, general and administrative expenses	—	—	9,356	9,356
Depreciation and amortization from selling, general and administrative expenses	—	—	304	304
Total selling, general and administrative expenses			9,660	9,660
Gain on disposal of fixed assets			(12)	(12)
Operating income				1,797
Interest expense - net	—	—	14	14
Income (loss) before income taxes				1,783
Provision for income taxes	—	—	726	726
Net income (loss)				$ 1,057

Total assets by segment as of June 16, 2012 and December 31, 2011 were as follows (in thousands):

	June 16, 2012	December 31, 2011
Total Assets:
Environmental Services	$ 34,526	$ 32,208
Oil Business	78,474	67,008
Unallocated Corporate Assets	88,005	34,840
Total	$ 201,005	$ 134,056

Segment assets for the Environmental Services and Oil Business segments consist of property, plant, and equipment, intangible assets, and inventories allocated to each segment. Assets for the Corporate unallocated amounts consist of property, plant, and equipment used at the Corporate headquarters, as well as cash, accounts receivable, and net deferred tax assets.

Heritage-Crystal Clean, Inc.
Reconciliation of our Net Income Determined in Accordance with U.S. GAAP to Earnings Before Interest, Taxes, Depreciation & Amortization (EBITDA)
(Unaudited)

	Second Quarter Ended, (Dollars in Thousands)		First Half Ended, (Dollars in Thousands)

	June 16, 2012	June 18, 2011	June 16, 2012	June 18, 2011

Net income (loss)	$ 1,218	$ 719	1,488	1,057

Interest expense - net	146	10	333	14

Provision for income taxes	853	492	1,039	726

Depreciation and amortization	1,911	1,215	3,683	2,325

EBITDA(a)	$ 4,128	$ 2,436	6,543	4,122

(a)
EBITDA represents net income before provision for income taxes, interest income, interest expense, depreciation and amortization. We have presented EBITDA because we consider it an important supplemental measure of our performance and believe it is frequently used by analysts, investors, our lenders and other interested parties in the evaluation of companies in our industry. Management uses EBITDA as a measurement tool for evaluating our actual operating performance compared to budget and prior periods. Other companies in our industry may calculate EBITDA differently than we do. EBITDA is not a measure of performance under U.S. GAAP and should not be considered as a substitute for net income prepared in accordance with U.S. GAAP. EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under U.S. GAAP. Some of these limitations are:

EBITDA does not reflect our cash expenditures, or future requirements, for capital expenditures or contractual commitments;

EBITDA does not reflect interest expense or the cash requirements necessary to service interest or principal payments on our debt;

EBITDA does not reflect tax expense or the cash requirements necessary to pay for tax obligations; and

Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA does not reflect any cash requirements for such replacements.

We compensate for these limitations by relying primarily on our U.S. GAAP results and using EBITDA only as a supplement.
CONTACT: Mark DeVita, Chief Financial Officer, at (847) 836-5670